SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2005

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 2, 2005, Beazer Homes USA, Inc. (the “Company”) sent a notice to participants in the Company’s 401(k) Plan informing them that the Company would be transferring the administration of the 401(k) plan by changing its recordkeeper.  To allow sufficient time for the conversion to the new recordkeeper to be completed, the notice stated that certain transactions, including transactions relating to the Company’s common stock, would be suspended under the 401(k) Plan, beginning on December 2, 2005 and ending the week of January 16, 2006.  Notice of this suspension period (described in the notice as a blackout period) was sent to all of the plan participants as required under Department of Labor regulations, as well as to all members of the Company’s board of directors and executive officers.

The notice states that beginning at 4pm EST on December 2, 2005, participants will not be able to request in-kind distributions.  After 4pm EST on December 16, 2005, participants will not be able to request all other distributions and loans.  After 4pm EST on December 23, 2005, all fund exchanges and investment elections will be suspended.  During the blackout period, participants, executive officers and directors can contact the Company’s Employee Benefits Director, at (770) 829-3700, 1000 Abernathy Road, Suite 1200, Atlanta, GA 30328, with questions, including questions concerning the actual ending date of the blackout period, and after January 16, 2006, they may contact the new recordkeeper Fidelity Investments at (800) 835-5095 with questions.  Information regarding the blackout period may also be obtained for a period of two years after its expiration from the Company’s Employee Benefits Director at the number and address stated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: December 23, 2005	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer